Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Commerce Bancshares, Inc.:

We consent to the incorporation by reference in the Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, No. 33-61499, No. 33-61501, No. 333-14651, No. 333-186867, and No. 333-188374, each on Form S-8, No. 333-140221 and No. 333-196689 on Form S-3ASR, and No. 333-140475 and No. 333-189535 on Form S-4 of Commerce Bancshares, Inc. of our reports dated February 24, 2015, with respect to the consolidated balance sheets of Commerce Bancshares, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Commerce Bancshares, Inc.

KPMG LLP

Kansas City, Missouri
February 24, 2015